EXHIBIT 99.1

Investor/Media Contact:
Robert J. Cierzan, Vice President, Finance
Sylvia J. Castle, Investor Relations
(858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS INCIDENT IN CHINA AND EXTENDS TENDER OFFER DEADLINE

Poway, CA, September 20, 2007 — Aldila, Inc. (NASDAQ:NMS:ALDA) (“the Company”) announced today that it has extended the deadline for shareholders to respond to its pending “Dutch auction” tender offer to acquire shares of its common stock.  The new deadline for shareholders to respond will be at 5:00 p.m. New York time, on September 28, 2007, unless extended further.

The decision to extend the deadline was made to be sure shareholders can consider the possible impact of an industrial accident which occurred at the Company’s facility in Zhuhai, China on Tuesday, September 18, 2007 (local time).  The Company is continuing to investigate the circumstances surrounding the accident, but preliminary reports indicate an explosion occurred during routine maintenance resulting in the death of one employee and the injury of another.  Damage at the facility was limited to a section on the ground floor of a seven story building in an area that contained a refrigeration/storage unit.   A portion of the raw material stored in that unit also sustained damage.  The Company suspended production at the site until completion of an investigation of the event by the local authorities.  At this time the Company believes production at the facility will resume in a short period of time.

The Company does not currently believe these events will have a material affect on its ability to fulfill customers’ orders or on its financial results for the current period.  The event in China is expected to have no impact on production at the Company’s facilities in Poway, California, Tijuana, Mexico, or Ho Chi Minh City, Vietnam.

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About the Company -
Aldila is a leader among manufacturers of high performance graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila also manufactures composite prepreg material for its golf shaft business and external sales.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2006, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K, all of which can be obtained at www.sec.gov.

The forward-looking statements in this press release are particularly subject to the risks that:

•                  we may not be able to re-start production at our facility in Zhuhai, China in the time frame we currently anticipate;

•                  our NV™ and VS Proto™ shaft lines and that their success may not continue to attract new customer accounts;

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our product offerings, including the Aldila NV™ and Aldila VS Proto™ shaft lines and product offerings outside the golf industry, will not achieve or maintain success with consumers or OEM customers;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•                  the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished product to meet customer demand.

For additional information about Aldila, Inc., please go to the Company’s web site at www.aldila.com.